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                                                                                                                   EXHIBIT 11

                                            HOST MARRIOTT CORPORATION AND SUBSIDIARIES
                                         COMPUTATIONS OF EARNINGS (LOSS) PER COMMON SHARE
                                              (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)



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                                                                      Twelve Weeks Ended              Thirty-six Weeks Ended
                                                                  ----------------------------      ----------------------------
                                                                  September 9,   September 10,      September 9,   September 10,
                                                                      1994           1993               1994           1993
                                                                  ------------    ------------      -------------  -------------


Net income (loss)....................................              $      8       $     27           $    (10)      $    80
Less:  Dividends on convertible preferred stock......                    -              (4)                --           (12)
                                                                    -------        -------            -------        ------
Net income (loss) available for common shareholders..              $      8       $     23           $    (10)      $    68
                                                                    =======        =======            =======        ======

Primary Earnings (Loss) Per Common Share
- - ----------------------------------------

Shares:

  Weighted average number of common shares outstanding.............   152.7          102.8              151.2          102.2
  Assuming distribution of common shares issuable for
     warrants in 1994 and granted under comprehensive
     stock plan, less shares assumed purchased at
     average market (2)............................................     8.4            7.0                 --            6.9
  Assuming distribution of common shares reserved under
     employee stock purchase plan, based on withholdings
     to date, less shares assumed purchased at average market (2)..      --             .1                 --           .2
                                                                      -----          -----              -----          -----
                                                                      161.1          109.9              151.2          109.3
                                                                      =====          =====              =====          =====
Primary Earnings (Loss) Per Common Share...........................  $  .05         $  .21             $ (.07)        $  .63
                                                                      =====          =====              =====          =====


Fully Diluted Earnings (Loss) Per Common Share
- - ----------------------------------------------

Shares:

  Weighted average number of common shares outstanding....            152.7          102.8              151.2          102.2
  Assuming distribution of common shares issuable for
     warrants in 1994 and granted under comprehensive
     stock plan, less shares assumed purchased at
     higher of average or ending market (2)...............              8.8            7.2                 --            7.4
  Assuming distribution of common shares reserved under
     employee stock purchase plan, based on withholdings
     to date, less shares assumed purchased at higher of
     average or ending market (2).........................               --             .1                 --             .2
  Assuming issuance of common shares upon conversion of
     convertible subordinated debt (1)....................               --             --                 --             --
  Assuming issuance of common shares upon conversion of
     convertible preferred stock (1)......................              4.9             --                 --             --
                                                                      -----          -----              -----          -----
                                                                      166.4          110.1              151.2          109.8
                                                                      =====          =====              =====         ======
Fully Diluted Earnings (Loss) Per Common Share............           $  .05         $  .21             $ (.07)       $   .63
                                                                      =====          =====              =====         ======

____________
(1)   Convertible subordinated debt and convertible preferred stock were antidilutive in the twelve and thirty-six week periods ended September 10, 1993, and the thirty-six week period ended September 9, 1994.

(2)  Common equivalent shares and other potentially dilutive securities were anti-dilutive in the thirty-six week period ended
     September 9, 1994.

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